Exhibit 99.1

News Release

CONTACT:	Jeff Richardson (Analysts)	FOR IMMEDIATE RELEASE
	(513) 534-0983	May 21, 2007
Debra DeCourcy, APR (Media)
(513) 534-4153

FIFTH THIRD TO EXPAND FLORIDA PRESENCE WITH ACQUISITION OF R-G CROWN BANK

Enhances market share in Orlando and Tampa; adds Jacksonville and Augusta markets

Cincinnati, OH – Fifth Third Bancorp (NASDAQ: FITB) and R&G Financial Corporation (RGF, or RGFC) have signed a definitive agreement under which Fifth Third will acquire RGF’s Florida-based subsidiary, R-G Crown Bank (“Crown”), which operates 30 branches in Florida and three in Augusta, Georgia. This combination strengthens Fifth Third’s presence in the greater Orlando and Tampa Bay markets and also expands Fifth Third’s footprint into the Jacksonville and Augusta, Georgia, markets.

Terms of the agreement call for Fifth Third to pay $288 million to R-G Financial for Crown and to assume $50 million of Trust Preferred securities.

“This is an opportunity to expand our presence in some very attractive markets while paying a reasonable price,” said Kevin Kabat, President and CEO of Fifth Third Bancorp. “Recent M&A activity in the industry has led to some very aggressive pricing on transactions in the Southeast, particularly Florida. This acquisition and pricing demonstrate Fifth Third’s commitment to being disciplined when evaluating transaction opportunities.”

Rolando Rodriguez, Chief Executive Officer of R&G Financial, noted, “the transaction achieves a number of important objectives for RGF and provides a significant benefit to Crown customers. First, the transaction reflects RGF’s determination to concentrate its operations and core competencies in Puerto Rico. Second, and just as significant, the completion of the transaction will improve the RGF’s overall liquidity and capital position. The redemption of the $150 million of preferred stock by our Florida subsidiary holding company, which is required to occur in connection with the closing of the transaction, as well as Fifth Third’s assumption of $50 million of that subsidiary’s trust preferred securities, will significantly reduce our debt service requirement.” Mr. Rodriguez also noted “Crown customers will also significantly benefit from the transaction, by becoming part of a larger financial organization which offers customers a multitude of services that are not currently offered by Crown.”

With the acquisition of Casselberry, Florida-based Crown, Fifth Third will move from 9th to 5th in FDIC deposit market share in Tampa Bay, and from 10th to 7th in Orlando. Fifth Third will also enter the Jacksonville market ranked 9th. Fifth Third will add approximately $3.0 billion in assets and $1.8 billion in deposits in Florida, bringing the company’s totals for the state to $10.4 billion and $7.1 billion, respectively. Fifth Third will also move from 10th to 7th in market share for the state of Florida and will have 128 retail locations and 142 ATMs.

“Crown will have an immediate impact on our presence in the Tampa Bay and Orlando markets where we have been focusing our recent de novo expansion efforts. This transaction accelerates the network we would have built over the next several years, at a similar return, without the accompanying initial dilution of de novo activity. The combined branch networks will require very little consolidation activity,” said Kabat. “Crown also adds the high growth Jacksonville market to our footprint, which was a market we expected to enter through future de novo activity. We also gain the opportunity to expand our footprint in Georgia, and are excited about the opportunity this gives us to bridge our Tennessee and Florida affiliates. Given our larger existing presence in Florida, we would expect significant productivity enhancements as we integrate Crown into our own existing infrastructure and affiliate model. We have been impressed with the many talented individuals we’ve met as part of our due diligence activity, and look forward to welcoming Crown’s employees to Fifth Third.”

The transaction, anticipated to close in the fourth quarter of 2007, is expected to be dilutive to fourth quarter 2007 earnings per share by approximately $0.01 but will be accretive to Fifth Third’s 2008 earnings per share before amortization of intangibles expense. The transaction is expected to provide an internal rate of return of 19 percent for Fifth Third shareholders. The purchase price for Crown Bank represents a multiple of approximately 0.87x Crown’s book value and 1.56x tangible book value.

Fifth Third expects the merger to generate $24 million pre-tax annual expense reductions ($15 million after tax), phased in over two years. Fifth Third expects to incur merger-related one-time charges of up to $48 million pre-tax ($30 million after tax), related to staff training, retention and severance; real estate; systems integration; and other miscellaneous accruals.

Fifth Third is targeting a 6.5% tangible equity ratio for both Crown and Fifth Third following the transaction. The transaction is not expected to affect Fifth Third’s share repurchase plans.

Fifth Third also announced that its Board of Directors has authorized the repurchase of up to 30 million common shares. There are approximately 200,000 shares remaining under a previous authorization. Fifth Third had approximately 550 million common shares outstanding as of March 31, 2007.

Conditions of closing include: the lifting of Crown’s cease and desist order; financial statements in accordance with GAAP; minimum tangible equity; and a customary break-up fee.

In a separate transaction occurring simultaneously with the closing of the Crown Bank transaction, Fifth Third will pay to R-G Crown Real Estate, LLC, $16 million to acquire the underlying real estate for 15 of the branches operated by Crown.

R&G Financial was advised by the law firm of Patton Boggs LLP and investment bankers Keefe, Bruyette & Woods and Citigroup Global Markets, Inc., each of which firms provided opinions to the Board of Directors of RGF as to the fairness from a financial point of view of the consideration to be received in the transaction. Fifth Third was advised by the law firm of Graydon, Head and Ritchey LLP.

A presentation describing this transaction is available at www.53.com under the Investor Relations page.

About Fifth Third Bancorp:

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $99.8 billion in assets, operates 18 affiliates with 1,161 full-service Banking Centers, including 109 Bank Mart® locations open seven days a week inside select grocery stores and 2,104 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. Fifth Third operates five main businesses: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2007, has $225 billion in assets under care, of which it managed $34 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the NASDAQ® National Global Select Market System under the symbol “FITB.”

About R-G Corporation:

R&G Financial Corporation, currently in its 35th year of operation, is a diversified financial holding company with operations in Puerto Rico and the United States, providing banking, mortgage banking, consumer finance and insurance through its wholly owned subsidiaries, R-G Premier Bank of Puerto Rico, R-G Crown Bank, R&G Mortgage Corporation, and R-G Insurance Corporation, its Puerto Rico insurance agency. At December 31, 2006, the Company operated 36 bank branches in Puerto Rico, 33 bank branches in the

Orlando, Tampa/St. Petersburg and Jacksonville, Florida and Augusta, Georgia markets, and 46 mortgage offices in Puerto Rico, including 32 facilities located within R-G Premier Bank of Puerto Rico’s banking branches.

Supplemental Materials

A presentation related to this announcement is available at www.53.com.

Forward-Looking Statements

This report may contain forward-looking statements about Fifth Third Bancorp and/or the company as combined acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions, either national or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (3) changes in the interest rate environment reduce interest margins; (4) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (5) changes and trends in capital markets; (6) competitive pressures among depository institutions increase significantly; (7) effects of critical accounting policies and judgments; (8) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (9) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (10) ability to maintain favorable ratings from rating agencies; (11) fluctuation of Fifth Third’s stock price; (12) ability to attract and retain key personnel; (13) ability to receive dividends from its subsidiaries; (14) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (15) difficulties in combining the operations of acquired entities; (16) effects of accounting or financial results of one or more acquired entity; (17) ability to secure confidential information through the use of computer systems and telecommunications network; and (18) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended, filed with the United States Securities and Exchange Commission (SEC). Copies of this filing are available at no cost on the SEC’s Web site at www.sec.gov or on the Fifth Third’s Web site at www.53.com. Fifth Third undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

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